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                                                                 Exhibit 10.18

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                      FIRST AMENDMENT OF COLLABORATION AND
                                LICENSE AGREEMENT

         This First Amendment of Collaboration and License Agreement (the "First Amendment"), effective as of November 17, 2000, is made by and between Becton, Dickinson and Company, a corporation organized and existing under the laws of New Jersey and having its principal office at 1 Becton Drive, Franklin Lakes, New Jersey 07417 ("BD"), and Millennium Predictive Medicine, Inc., a corporation organized and existing under the laws of Delaware and having its principal office at One Kendall Square, Cambridge, Massachusetts 02139 ("MPMx").

         BD and MPMx are parties to a certain Collaboration and License Agreement dated February 21, 1999 (the "Agreement").

         BD and MPMx desire to amend a provision of the Agreement.

         NOW, THEREFORE, BD and MPMx agree as follows:

         1. The Additional Payment of [**] Dollars ($[**]) payable by BD to MPMx on the second anniversary of the Effective Date, pursuant to Section 4.2 of the Agreement, shall be deferred and become due and payable by BD to MPMx on October 1, 2001 in lieu of on February 21, 2001.

         2. All other terms and conditions of the Agreement shall remain in full force and effect. Further, the consent pertaining to the Agreement dated October 20, 2000 shall remain in full force and effect.

         In WITNESS WHEREOF, BD and MPMx have executed this First Amendment as of the date first set forth above.

BECTON, DICKINSON AND COMPANY

By:      /s/ VINCENT A. FORLENZA
         ---------------------------------
         Vincent A. Forlenza
         Senior Vice President Technology,
         Strategy and Development

MILLENNIUM PREDICTIVE MEDICINE, INC.

By:      /s/ KENNETH J. CONWAY
         ---------------------------------
         Kenneth J. Conway, President